Elamex Announces Third-Quarter Results

EL PASO, TX -- 11/15/2005 -- Elamex, S.A. de C.V. (NASDAQ: ELAM), a diversified manufacturing services company with food and real estate holdings in Mexico and the United States, today announced financial results for the third quarter of 2005.

Third Quarter Results

Third quarter 2005 operations are comprised of the Food segment (Franklin Connections) and Real Estate, formerly Shelter Services segment. The Company also has a 50.1% investment in Qualcore S. de R.L. de C.V. ("Qualcore"), an unconsolidated joint venture that, prior to this third quarter, manufactured plastics and metal parts. The equity method of accounting is used to recognize the results of operations for Qualcore.

Third quarter consolidated net sales totaled $28.0 million compared with $25.1 million for the third quarter of 2004. The Food segment represented $27.4 million, or 97.9%, of third-quarter 2005 consolidated net sales, compared with $24.5 million, or 97.8% of consolidated net sales for the third quarter of 2004. Real Estate generated $583 thousand in third-quarter 2005 net sales, compared with $556 thousand in third-quarter 2004.

Gross profit was $5.9 million, or 21.0% of sales for the third quarter of 2005, compared with gross profit of $6.0 million or 24.0% of net sales for the third quarter of 2004. Total operating expenses for the third quarter of 2005 were $7.5 million compared with $5.4 million for the third quarter of 2004.

The Company is guarantor of a 12-year lease agreement beginning January 2001 for the building that Qualcore occupies in Celaya Mexico. Qualcore operations have ceased in the third quarter of 2005, the building is being vacated and the Company has recognized a liability of $2.0 million for the fair value of the 50.1% of the remaining life of the lease agreement.

Net loss was $2.3 million for the third quarter of 2005, compared with net loss of $959 thousand for the third quarter of 2004.

Nine Months Results

Operations for the first nine months of 2005 are comprised of the Food segment (Franklin Connections) and Real Estate, formerly Shelter services segment.

Consolidated net sales for the first nine months of 2005 totaled $81.0 million compared with $68.2 million for the first nine months of 2004. The Food segment represented $79.2 million, or 97.9%, of the first nine months 2005 consolidated net sales, compared with $66.6 million, or 97.5% of consolidated net sales for the first nine months of 2004. Real Estate generated $1.7 million for the first nine months of 2005 net sales, compared with $1.7 in the same period of 2004.

Gross profit was $17.2 million, or 21.2% of sales, for the first nine months of 2005, compared with gross profit of $16.7 million or 24.5% of net sales for the first nine months of 2004. Total operating expenses for the first nine months of 2005 were $16.1 million compared with $15.5 million for the first nine months of 2004.

Net loss was $227 thousand for the first nine months of 2005, compared with net loss of $2.7 million for the first nine months of 2004.

Financial Condition

At September 30, 2005, the Company had cash and cash equivalents totaling $1.3 million and total assets of $53.2 million. Long-term debt and capital leases, excluding current portion, totaled $3.7 million at September 30, 2005, and stockholders' equity totaled $26.2 million.

About Elamex

Elamex is a Mexican company with manufacturing operations and real estate holdings in Mexico and the United States. The Company is involved in the production of food items related to its candy manufacturing and nut processing operations. Elamex's competitive advantage results from its demonstrated capability to leverage low cost, highly productive labor, strategic North American locations, recognized quality and proven ability to combine high technology with labor-intensive manufacturing processes in world-class facilities. As a value added provider, Elamex's key business objectives include superior customer satisfaction, long-term supplier relationships and employee growth and development, with the ultimate goal of continuously building shareholder value.

Press releases by Elamex may include forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the Company's future growth and development. Information contained herein should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission, including its Form 10-K filing with the Securities and Exchange Commission for the year ended December 31, 2004. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially.

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF U.S. DOLLARS)
(UNAUDITED)

                                               September 30, December 31,
                                                   2005          2004
                                                ----------    ----------

Assets

  Current assets                                $   23,571    $   22,323
  Property, plant and equipment, net                25,188        26,956
  Other assets, net                                  4,458         4,971
                                                ----------    ----------
                                                $   53,217    $   54,250
                                                ==========    ==========

Liabilities and Stockholders' Equity

  Current liabilities                           $   23,345    $   24,168
  Long-term debt and liabilities                     3,719         3,702
                                                ----------    ----------
            Total liabilities                       27,064        27,870

  Stockholders' equity                              26,153        26,380
                                                ----------    ----------
                                                $   53,217    $   54,250
                                                ==========    ==========

ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE DATA)
(UNAUDITED)

                         Three Months Ended          Nine Months Ended
                    September 30, September 30, September 30, September 30,
                         2005          2004          2005          2004
                      ----------    ----------    ----------    ----------

Net sales             $   27,956    $   25,051    $   80,985    $   68,233

Cost of sales             22,099        19,039        63,798        51,543
                      ----------    ----------    ----------    ----------

  Gross profit             5,857         6,012        17,187        16,690
                      ----------    ----------    ----------    ----------

Operating expenses:
  General and
   administrative          1,088           968         2,979         3,019
  Provision for
   guarantee of
   unconsolidated
   joint venture debt      2,000             -           300             -
  Selling                  1,668         1,611         4,989         4,981
  Distribution             2,792         2,832         7,806         7,544
                      ----------    ----------    ----------    ----------
    Total operating
     expenses              7,548         5,411        16,074        15,544
                      ----------    ----------    ----------    ----------
    Operating (loss)
     income               (1,691)          601         1,113         1,146
                      ----------    ----------    ----------    ----------

Other income
 (expenses):
  Interest expense          (244)         (900)         (633)       (1,946)
  Other (expenses)
   income, net                (5)           (2)          207           (36)
                      ----------    ----------    ----------    ----------
    Total other
     expenses               (249)         (902)         (426)       (1,982)
                      ----------    ----------    ----------    ----------

    (Loss) income
     before income
     taxes and equity
     in losses of
     unconsolidated
     joint venture        (1,940)         (301)          687          (836)

  Income tax provision       312           432           914           925
                      ----------    ----------    ----------    ----------

    Loss before equity
     in losses of
     unconsolidated
     joint venture        (2,252)         (733)         (227)       (1,761)

  Equity in losses of
   unconsolidated
   joint venture               -           226             -           952
                      ----------    ----------    ----------    ----------
    Net loss          $   (2,252)   $     (959)   $     (227)   $   (2,713)
                      ==========    ==========    ==========    ==========

  Net loss per share,
   basic and diluted  $    (0.30)   $    (0.13)   $    (0.03)   $    (0.36)
                      ==========    ==========    ==========    ==========
  Shares used to
   compute net loss
   per share, basic
   and diluted         7,502,561     7,502,561     7,502,561     7,502,561
                      ==========    ==========    ==========    ==========

Contact:
Sam L. Henry
(915) 298-3061